UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                 October 7, 2003

                            ULTRALIFE BATTERIES, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

         0-20852                                        16-1387013
         -------                                        ----------
(Commission File Number)                    (I.R.S. Employer Identification No.)

                 2000 Technology Parkway, Newark, New York 14513
                 -----------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (315) 332-7100
                                 --------------
              (Registrant's telephone number, including area code)

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Item 5. Other Events.

On October 7, 2003, the Company completed a private placement of 200,000 shares of unregistered common stock at a price of $12.50 per share, for a total of $2.5 million. As of June 28, 2003, Ultralife had 13,146,294 shares outstanding. The net proceeds of the private placement are being used to advance funds to Ultralife Taiwan, Inc. (UTI), in which Ultralife has an approximately 9.2% ownership interest. The Company expects to convert this loan into shares of UTI common stock on or before March 1, 2004. Refer to the attached Exhibit 99.1 for the entire text of the release.

Item 7. Financial Statements, Pro Forma Financials and Exhibits.

      (a)   Financial Statements of Business Acquired.

            Not applicable.

      (b)   Pro Forma Financial Information.

            Not applicable.

      (c)   Exhibits.

            99.1  Press Release dated October 8, 2003

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ULTRALIFE BATTERIES, INC.

Dated: October 8, 2003                          By: /s/ Robert W. Fishback
                                                    ----------------------------
                                                    Robert W. Fishback
                                                    VP of Finance and CFO

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                                Index to Exhibits

(99)  Additional Exhibits

      99.1  Press Release dated October 8, 2003